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                                                                   Exhibit 99(j)


     Consent of Ernst & Young LLP, Independent Registered Public Accounting
                                      Firm


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 14, 2006, on the financial statements and financial highlights included in the Annual Report to Shareholders for the year ended October 31, 2006, of Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Company Growth Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund, Harbor International Fund, Harbor International Growth Fund, Harbor Global Value Fund, Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, Harbor Short Duration Fund, and Harbor Money Market Fund, the portfolios of Harbor Funds, in Post Effective Amendment No. 53 to the Registration Statement (Form N-1A, No. 33-5852).


                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 22, 2007